SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                              --------------------

                        Date of Report: September 9, 2002

                             TTR TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                   0-22055                   11-3223672
 (State or Other Jurisdiction        (Commission                (IRS Employer
       of Incorporation)             File Number)            Identification No.)

                              --------------------

                              575 Lexington Avenue
                            New York, New York 10022
                    (Address of Principal Executive Offices)

                                  212-527-7599
              (Registrant's Telephone Number, including Area Code)

                               ------------------

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS

      TTR Technologies, Inc. (hereinafter, the "Company") has been notified by The Nasdaq Stock Market, Inc. ("Nasdaq") that the Company does not currently satisfy the minimum $4.0 million net tangible assets requirement or the minimum $10.0 million stockholders' equity requirement for continued listing on the Nasdaq National Market. This notification from Nasdaq is the formal notice that the Company anticipated receiving, as was disclosed in its Form 10-Q for the quarter ended June 30, 2002.

      The Company has presented a plan to Nasdaq intended to achieve and sustain compliance with the requirements for continued listing on the Nasdaq National Market. If Nasdaq does not find that this plan is acceptable, the Company's common stock will be delisted from the Nasdaq National Market, subject to appeal by the Company.

      The Company is also currently studying the possible alternative of applying to list its securities on the Nasdaq SmallCap Market.

      There can be no assurance that the Company will be able to maintain its Nasdaq National Market listing or that the Company will be able to successfully transfer to the Nasdaq SmallCap Market.

      In addition, the Company was recently served with a summons and complaint regarding a lawsuit filed in United States District Court for the Southern District of New York alleging, among other things, certain violations of federal securities laws by the Company and certain of its current and former officers and directors relating to statements made in press releases and public conference calls. The Company is reviewing the complaint.

      A motion for a temporary restraining order to bar the convening of the Company's 2002 annual stockholders' meeting held on August 26, 2002 (the "Annual Meeting") was filed in the United States District Court for the Southern District of New York in August 2002 as part of a separate summons and complaint, alleging, among other things, that the proxy statement circulated in connection with the Annual Meeting contained material misstatements and omissions, as well as various state law violations. The motion was rejected. A trial date was scheduled for October 8, 2002.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2002                             TTR TECHNOLOGIES, INC.


                                                    By: /s/ Sam Brill

                                                    Sam Brill
                                                    Chief Operating Officer